EXHIBIT 10.21

                               CONTRACT OF SALE
                     (WHISPERING PINES MOBILE HOME PARK)


     THIS CONTRACT OF SALE (this "Contract") is made and entered into by and between WHISPERING PINES AIP 6 LIMITED PARTNERSHIP, a South Carolina limited partnership ("Seller"), and HOMETOWN AMERICA, L.L.C., a Delaware limited liability company ("Purchaser").

                                  ARTICLE I.

                             SALE OF THE PROPERTY

     1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following described property (collectively, the "Property"):

          (a) That certain tract or parcel of land (the "Land") located in Palm Beach County, Florida, which is currently being used as a mobile home park and is more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements, structures and fixtures, if any, located on the Land (the "Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

          (b) All tangible personal property of any kind (the "Personalty") owned by Seller and attached to or located on the Land or Improvements, including, without limitation, water wells, water supply systems, sewers, sewage treatment systems and electric, gas, propane, cable, telephone and other utility lines, equipment and distribution systems, if any exist (collectively, the "Utilities");

          (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land (the "Tenant Leases"), and all unapplied deposits, whether security or otherwise and prepaid rents ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases;

          (d) All of Seller's rights, titles and interests in and to all service, maintenance and management contracts affecting or entered into with respect to the Property (the "Service Contracts") that Purchaser is required to assume, as provided in Section 5.2 hereof, and all warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable; and

           (e) All transferable consents, authorizations, variances, licenses, permits, governmental approvals, and certificates of occupancy, if any, issued by any governmental authority with respect to the operation of the Property (collectively, the "Governmental Permits").

                                 ARTICLE II.

                                PURCHASE PRICE

     2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be an amount equal to Seven
Million Fifty Thousand and No/100 Dollars ($7,050,000.00).    The Purchase Price
shall be payable at the Closing (hereinafter defined) as follows:

          (a) by the payment by Purchaser to Seller of cash or Current Funds (defined below) in an amount equal the difference between (i) the Purchase Price (as adjusted, if applicable, pursuant to Section 9.2(a) of this Contract) and (ii) the unpaid principal balance of the Existing Notes (defined below) as of the date of the Closing; and

          (b) by Purchaser assuming all of the obligations of Seller under (i) that certain First Mortgage Note dated as of September 30, 1993 (the "First Note"), in the original principal amount of $5,144,880.00 executed by Seller and payable to the order of Lexington Mortgage Company (together with its successors and assigns referred to herein as the "Existing Lender"), (ii) that certain Second Mortgage Note dated as of September 30, 1993 (the "Second Note"), in the original principal amount of $159,120.00 executed by the Seller and payable to the order of the Existing Lender (the First Note and the Second Note being collectively referred to herein as the "Existing Notes"), (iii) that certain First Mortgage and Security Agreement executed by Seller for the benefit of the Existing Lender and dated as of even date with the First Note (the "First Mortgage"), (iv) that certain Second Mortgage and Security Agreement executed by Seller for the benefit of the Existing Lender and dated as of even date with the Second Note (the "Second Mortgage") (the First Mortgage and the Second Mortgage being collectively referred to as the "Existing Mortgages"), and (v) all other documents, instruments and agreements securing payment of the Existing Notes or related to the Existing Notes or the Existing Mortgages (the Existing Notes, the Existing Mortgages and any and all notes, mortgages, assignments of leases and rents, security agreements, financing statements, and other documents, instruments and agreements securing payment of the Existing Notes or related to the Existing Notes or Existing Mortgages, as the same may have been or may hereafter be amended, supplemented, renewed, extended or restated, shall collectively be referred to herein as the "Existing Loan Documents", and all indebtedness evidenced by the Existing Loan Documents shall be referred to herein as the "Existing Loans"). Notwithstanding the Purchaser's assumption of Seller's obligations under the Existing Loan Documents, it is understood and agreed that all funds held by the Existing Lender in any escrow, reserve, capital improvements or similar accounts pursuant to the terms of the Existing Loan Documents (collectively, the "Existing Escrow Accounts") are held for the benefit of Seller, and at Closing the Purchaser shall be obligated to pay to Seller, in cash, the total amounts held in all such accounts as of the Closing Date.

     2.2 Assumption of Existing Loans. In connection with the Purchaser's assumption of the obligations under the Existing Loan Documents, Purchaser and Seller agree to execute and deliver all reasonable documents, instruments and agreements, and to make a good faith effort in all actions, which the Existing Lender reasonably requires pursuant to the Existing Loan Documents to obtain the Existing Lender's acknowledgment and consent to the sale of the Property as contemplated by this Contract. Without limitation of the obligations under the preceding sentence, Purchaser agrees that it will, if required by the Loan Documents, (i) create a new single purpose entity which will comply with the requirements set forth in Section 56 of the Existing Mortgages to serve as the owner of the Property; and (ii) appoint a new manager of the Property, which will act pursuant to a management agreement satisfactory to Existing Lender, and which manager and management agreement will satisfy the requirements of Section 54 of the Existing Mortgages, and Purchaser shall pay all reasonable costs and expenses of the Existing Lender and its counsel in connection with the review and approval of such new manager. Further, Purchaser agrees to make a good faith effort to comply with each and every requirement of the Existing Loan Documents which is reasonably required by the Existing Lender for Purchaser to acquire the Property encumbered by the respective liens evidenced by the Existing Loan Documents, including, without limitation, compliance with the provisions of Section 9 of the Existing Mortgages. All fees, costs and expenses payable to the Existing Lender in connection with its approval of the transactions contemplated by this Contract and the Purchaser's assumption of the Existing Loans shall be payable by Purchaser and Seller as follows:

          (a) Purchaser shall pay all such fees, costs and expenses to the extent that they do not exceed an aggregate of Thirty Thousand and No/100 Dollars ($30,000.00);

          (b) If such fees, costs and expenses exceed Thirty Thousand and No/100 Dollars ($30,000.00) Seller shall pay all such fees, costs and expenses to the extent they are greater than Thirty Thousand and No/100 Dollars ($30,000.00) but less than or equal to Sixty Thousand and No/100 Dollars ($60,000.00); and

          (c) In the event such fees, costs and expenses exceed Sixty Thousand and No/100 Dollars ($60,000.00), Seller and Purchaser shall each pay of such fees, costs and expenses in excess of Sixty Thousand and No/100 Dollars ($60,000.00).


                                 ARTICLE III.

                            EARNEST MONEY DEPOSIT

     3.1 Amount and Timing. Within three (3) business days after the Effective Date, Purchaser shall deliver to Chicago Title Insurance Company, located at 1819 Main Street, Sarasota, Florida 34236, Attention: Ernie Wynn (the "Title Company"), Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Earnest Money Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, this Contract shall automatically terminate, and neither Seller nor Purchaser shall have any further obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

     3.2 Application and Interest. If the purchase and sale hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Purchaser. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

     3.3 Demand for Earnest Money Deposit. If for any reason the Closing does not occur and either party makes a written demand upon the Title Company for payment of the Earnest Money Deposit, the Title Company shall give written notice to the other party of such demand. If the Title Company does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Title Company is hereby authorized to make such payment. If the Title Company does receive such written objection within such ten (10) day period or if for any other reason the Title Company in good faith shall elect not to make such payment, the Title Company shall continue to hold such amount until otherwise directed by written instructions from both parties to this Contract or a final judgment of a court of competent jurisdiction which is not subject to further appeal. The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, except as expressly set forth herein, and that the Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Contract or of any escrow agreement or involving gross negligence. The Title Company joins in the execution of this Contract solely for the purpose of acknowledging receipt of the Earnest Money Deposit and its agreement to hold the same pursuant to the terms hereof.


                                 ARTICLE IV.

                               TITLE AND SURVEY

     4.1 Title Commitment. Not later than fifteen (15) days after the Effective Date, Seller shall cause to be furnished to Purchaser, a current ALTA Commitment for Title Insurance for the Land and Improvements (the "Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (hereinafter defined) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company shall also furnish to Purchaser copies of instruments or documents (the "Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment.

     4.2 Survey. Seller has previously provided to Purchaser a copy of the latest survey of the Land and Improvements ("Seller's Survey") in Seller's possession. Not later than seven (7) days after the Effective Date, Purchaser shall advise Seller whether or not the Seller's Survey is satisfactory (and if Purchaser does not so advise Seller, the Seller's Survey shall be deemed to be satisfactory to Purchaser). If Purchaser so notifies Seller that Seller's Survey is not satisfactory to Purchaser or the Title Company, then Seller shall, not later than five (5) days after it receives notification that such Seller's Survey is not satisfactory, engage a surveyor, at Seller's cost, to prepare a survey of the Property that is prepared by a land surveyor licensed by the State of Florida and otherwise sufficient for Purchaser and the Title Company, and that is certified to Seller, Purchaser and the Title Company, as having been prepared in accordance with the 1992 minimum standard detailed requirements for an Urban Land title Survey jointly adopted by the American Land Title Association and the American Congress of Surveying and Mapping and, include (a) Table Items 1-4 and 6-11, (b) a legal description of the Land, and (c) a certification that no part of the Land is included in an area which has been designated by the Secretary of Housing and Urban Development as a flood plane or flood hazard area (the survey acceptable to Purchaser and Title Company is hereinafter referred to as the "Survey").

     4.3 Review of Title and Survey. Purchaser shall have until ten (10) days after receipt of the last of the Title Commitment, Exception Documents, and Survey in which to notify Seller in writing (the "Title Objection Notice") of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents or on the Survey. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents or on the Survey, and to which Purchaser does not object within the aforementioned ten (10) day period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Contract, shall be referred to as the "Permitted Exceptions").

     4.4 Objections to Status of Title and Survey. If Purchaser properly objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the ten (10) day period set forth in Section 4.3, Seller shall be given until ten (10) days after receipt of the Title Objection Notice to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable within five (5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except for provisions of this Contract which expressly survive termination of this Contract. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure same by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure same by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive termination of this Contract.

     4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to Sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments not yet due and payable for the year in which Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount not exceeding $50,000.00, provided that (i) Seller causes such liens or encumbrances to be released, insured or bonded around such that same do not appear as an exception in the Title Policy issued to Purchaser pursuant to the Title Commitment, and (ii) Seller agrees to indemnify Purchaser from all losses incurred by Purchaser as a result of such liens or encumbrances.

                                 ARTICLE V.

                           INSPECTION BY PURCHASER

     5.1 Inspection Period. Seller has previously allowed Purchaser onto the Property pursuant to an Access Agreement (herein so called) between Seller and Purchaser dated February 19, 1998. Purchaser shall have a period of time commencing on February 19, 1998, and expiring at 5:00 p.m., Greenville, South Carolina time on the forty-fifth day thereafter (the "Inspection Period"), within which to examine the Property and to conduct its feasibility study of the Property. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents access to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. Notwithstanding the foregoing,
(a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore the Property to the condition which existed prior to Purchaser's entry thereon and investigation thereof to the extent the condition of the Property was affected by or as a result of the actions of Purchaser or its agents, contractors or representatives, (c) Purchaser shall not unreasonably interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) in the event the transaction contemplated by this Contract does not close for any reason, Purchaser shall deliver to Seller a descriptive listing of all tests, reports and inspections conducted by Purchaser with respect to the Property and deliver copies thereof to Seller, (e) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1,
(f) Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and
(g) Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers. Purchaser shall indemnify, defend and hold Seller harmless for, from and against any and all claims, liabilities, causes of action, damages, liens, losses, costs and expenses (including, without limitation, attorneys' fees) incident to, resulting from or in any way arising out of any of Purchaser's and its agents', contractors' and representatives' activities on the Property (whether before, on or after the Effective Date), including, without limitation, any tests or inspections conducted by Purchaser or its agents, contractors or representatives on the Property. The agreements contained in this Section 5.1 shall survive the Closing and not be merged therein and shall also survive any termination of this Contract.

     5.2 Approval of Inspections. If Purchaser determines at any time prior to the expiration of the Inspection Period, that the Property is not satisfactory to Purchaser in Purchaser's sole opinion and within Purchaser's sole discretion, then Purchaser may deliver written notice of termination to Seller within such Inspection Period, given in accordance with the provisions of Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, liabilities or obligations hereunder, except for provisions of this Contract which by their terms expressly survive the termination of this Contract. If Purchaser does not timely deliver written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser shall be deemed to have approved the condition of the Property and may not thereafter terminate this Contract pursuant to this Section 5.2. Prior to the end of the Inspection Period, Purchaser shall deliver written notice (the "Service Contract Termination Notice") to Seller of any Service Contracts which Purchaser does not wish to assume; provided, that Purchaser shall be required to assume any Service Contracts which are not terminable by notice within the time between Seller's receipt of such Service Contract Termination Notice and the Closing Date. Any Service Contracts which Purchaser does not specify be terminated in the Service Contract Termination Notice delivered prior to the end of the Inspection Period, and any Service Contracts specified in the Service Contract Termination Notice which cannot be terminated without penalty prior to the Closing Date, shall be deemed approved by Purchaser and shall be assumed by Purchaser at Closing.

     5.3 Matters to be Delivered by Seller. Seller has previously delivered or, no later than ten (10) days from the Effective Date Seller shall deliver, to Purchaser the following items (collectively, the "Submission Matters"):

          (a) A current rent roll for the Property, and a copy of the Prospectus and Rental Application used with respect to the Property;

          (b) Copies of any and all Service Contracts relating to the ownership and operation of the Property;

          (c) Copies of the most recent (for the prior twelve (12) month period) real estate and personal property tax statements and utility bills received by Seller with respect to the Property;

          (d) Any environmental (including, without limitation, asbestos) or engineering studies, audits or reports regarding the Property which Seller has in its possession; provided, that Purchaser is advised, and hereby acknowledges, that such studies have not been addressed to or prepared for Purchaser and, therefore, Purchaser may not rely upon the same.

          (e) All surveys, as-built drawings, certificates of occupancy, and governmental permits and licenses relating to the Property (including, without limitation, the operation and provision of all Utilities thereon) in Seller's possession; and

          (f) Operating statements prepared for the Property for the two (2) most recent preceding calendar years.

     Seller will also allow Purchaser to review copies of existing Tenant Leases at Seller's management office at the Property.

     Purchaser agrees that if, for any reason, it does not purchase the Property, Purchaser shall return to Seller all Submission Matters received by Purchaser without retaining copies thereof.

                                 ARTICLE VI.

           REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND WAIVERS

     6.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date (hereinafter defined) as follows (which representations and warranties shall survive the Closing for a period of 270 days): (a) Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware;
(b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; (d) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms; (e) Purchaser is, or at Closing will be, a Single Purpose Entity Transferee (as defined in Section 9 of the Existing Mortgages); (f) within twenty (20) days of the Effective Date, Purchaser shall use its best efforts to deliver to the Existing Lender all documents, certificates, opinions and other information required by the Existing Lender to satisfy the provisions of Section 9 of the Existing Mortgages with respect to the sale hereunder ("Assumption Approval Submission Items"); (g) Purchaser shall use Hometown America Management, L.P., a Delaware limited partnership, as its manager of the Property ("Purchaser's Property Manager"); and (h) Purchaser's Property Manager (1) manages first-class multi-family residential complexes of type similar to the Property, and (2) manages in the aggregate no less than 1,000 residential units.

     6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing for a period of 270 days):

          (a) Seller is a limited partnership validly existing and duly organized under the laws of the State of South Carolina;

          (b) Subject to approval by the Existing Lender as contemplated herein, Seller has full right and authority to enter into this Contract and to consummate the transactions contemplated herein;

          (c) each of the persons executing this Contract on behalf of Seller is authorized to do so;

          (d) this Contract constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms;

          (e) Seller has no current actual knowledge of any person or entity with any right of first refusal, option or similar rights to acquire any interest in the Property or any material part thereof (other than the rights of Tenants as set forth in the Rent Roll);

          (f) To Seller's current actual knowledge, except as shown on (i) the rent roll delivered pursuant to Section 5.3(a) (as to the representation made on the date of this Contract), or (ii) the rent roll delivered on the Closing Date pursuant to Section 8.2(a) below (as to the representation made as of the Closing Date) (as applicable, the "Rent Roll"), there are no persons in possession or occupancy of the Property, or any part thereof, nor are there any persons who have possessory rights with respect to the Property or any part thereof;

          (g) To Seller's current actual knowledge, the Rent Rolls delivered hereunder are true and correct in all material respects;

          (h) To Seller's current actual knowledge, except with respect to any matter specified in any Submission Matters (or other materials) delivered to Purchaser (including, without limitation, that certain Environmental Assessment prepared by Law Engineering and Environmental Services dated July 16, 1993, as revised August 3, 1993), Seller has received no written notice of any current or uncured violation of any (i) zoning, subdivision, platting, building, fire, insurance, safety, health, environmental or other applicable laws, ordinances or regulations, with respect to the Property or the occupancy or operation thereof, (ii) permit, certificate or license issued by a city, county or other governmental authority with respect to the Property or the occupancy or operation thereof, or (iii) Service Contract;

          (i) To the Seller's current actual knowledge, neither the execution or delivery of this Contract, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or result in a material breach of any of the terms, conditions or provisions of any material agreement or instrument to which the Seller is a party or by which Seller or the Property is bound; and

          (j) Seller has received no written notice of any claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the Property or the provision of the utilities thereto, including without limitation condemnation or similar proceedings.

     6.3. Survival/Knowledge. The representations and warranties contained in this Contract shall survive the Closing Date for a period of 270 days from the Closing Date. Any claim made under the representations and warranties contained in this Contract must be asserted by filing a cause of action in a court of competent jurisdiction against the party making such representation or warranty within said two hundred seventy (270) day period, or such claim shall be forever barred. As used herein, the term "Seller's current actual knowledge" shall mean and refer to only the current actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the Term "Designated Representative" shall refer to James C. Hopke and Dan Hicks.

     6.4 NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN THIS CONTRACT OR THE DEED TO BE DELIVERED AT CLOSING, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN "AS IS, WHERE IS, AND WITH ALL FAULTS" BASIS, EXCEPT FOR ANY REPRESENTATIONS OR WARRANTIES EXPRESSLY SPECIFIED HEREIN. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED HEREIN AND EXCEPT FOR ANY WARRANTY OF TITLE CONTAINED IN THE DEED TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE
DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PREMISES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

     FURTHER, AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS CONTRACT, EXCEPT AS EXPRESSLY SPECIFIED HEREIN SELLER HAS NOT MADE ANY REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. WITHOUT LIMITATION OF THE PRECEDING SENTENCE, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTY REGARDING THE ACCURACY OF ANY ENVIRONMENTAL REPORTS WHICH MAY BE INCLUDED WITHIN THE SUBMISSION MATTERS. BY ACCEPTANCE OF THIS CONTRACT AND THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF ANY SUCH SUBSTANCES OR MATERIALS. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

     PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES AND DISCHARGES SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY; PROVIDED, THAT THIS SHALL NOT RELEASE SELLER FROM CLAIMS ARISING, IF ANY, AS A RESULT OF ANY WRITTEN REPRESENTATION OR WARRANTY OF SELLER BEING FALSE WHEN MADE. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS.

     THE PROVISIONS OF THIS SECTION 6.4 (INCLUDING, WITHOUT LIMITATION, THE WAIVER AND RELEASE OF CLAIMS CONTAINED HEREIN) SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS CONTRACT.

     6.5 No Reliance on Documents. Except as expressly stated herein or in any written instrument delivered by Seller to Purchaser in connection herewith, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information (including, without limitation, the Submission Matters) delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

                                 ARTICLE VII.

                   CONDITIONS PRECEDENT TO PURCHASER'S AND
                             SELLER'S PERFORMANCE

     7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Contract to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

          (a) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date;

          (b) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

          (c) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by the Seller at or prior to the Closing; and

          (d) The Existing Lender shall have consented to the sale of the Property pursuant to this Contract and the assumption by Purchaser of the obligations with respect to the Existing Loans; provided, that the Purchaser may not refuse to purchase the Property based upon a failure of the condition set forth in this Section 7.1(d) if Purchaser has failed to comply with its obligations as set forth in Sections 2.1(b), 2.2 and 7.3 hereof, or has breached its representations, warranties and agreements set forth in Sections 6.1(e), 6.1(f), 6.1(g) or 6.1(h) hereof.

     7.2 Conditions to Seller's Obligations. Seller's obligation under this Contract to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

          (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date;

          (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b) and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Purchaser at or prior to Closing; and

          (c) The Existing Lender shall have consented to the sale of the Property pursuant to this Contract, the assumption by Purchaser of the obligations with respect to the Existing Loans, and the release of Seller from all liability under the Existing Loan Documents accruing from and after the Closing; provided that Seller may not refuse to sell the Property based upon a failure of the condition set forth in this Section 7.2(c) if Seller has failed to comply with its obligations as set forth in this Contract related to the Existing Loans.

     7.3  Requisite Approvals.      Seller agrees that it will promptly seek the
requisite approval and consent to this Contract and to the sale and transfer of the Property to Purchaser from the Existing Lender. Purchaser shall promptly provide all documents, instruments and agreements (including, without limitation, legal opinions) reasonably requested by the Existing Lender in connection with obtaining its consent as aforesaid. In the event that Seller has fulfilled its obligations under this Contract but has not obtained the requisite approval to this Contract and the sale of the Property from the holder of the Existing Loans prior to the Closing Date (as the same may be extended as provided in Section 8.1 hereof or as may be agreed by Seller and Purchaser), then either Seller or Purchaser may, at their option, terminate this Contract by delivery of written notice of termination to the other party, whereupon the Earnest Money Deposit shall be returned to Purchaser (unless Lender's failure to provide such approval is due to a breach or default by Purchaser with respect to its obligations under this Contract, in which event the Earnest Money Deposit shall be delivered to Seller) and the parties shall have no further obligations hereunder except for the provisions of this Contract which by the terms of this Contract shall survive its termination.

                                ARTICLE VIII.

                                   CLOSING

     8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery via courier, mail or other delivery service of Closing documents into escrow with the Title Company) on the thirtieth (30th) day after the end of the Inspection Period or at such earlier date and time as Purchaser and Seller may mutually agree (the "Closing Date"); provided, however, that Seller or Purchaser may, by delivery of written notice to the other, extend the Closing Date for a period of up to sixty
(60) days in order to obtain the consent of the Existing Lender as contemplated by Section 7.3 hereof.

     8.2  Items to be Delivered at the Closing.

          (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to the Title Company for recording or delivery to Purchaser, as applicable, each of the following items:

               (i) A standard form ALTA Owner Policy of Title Insurance ("Title Policy") dated no earlier than the date of the filing of the deed described in Section 8.2(a)(ii) hereof, issued by the Title Company, and insuring Purchaser's title in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy"). The Title Policy shall contain, to the extent available in the State of
          Florida: (a) extended coverage over all general exceptions, (b) an ALTA 3.0 zoning endorsement, (c) an access endorsement, (d) a survey endorsement, (e) a legal description equivalency endorsement, (f) a contiguity endorsement, if applicable, and (g) an endorsement providing coverage over creditors' rights exceptions.

               (ii) A Special Warranty Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes (with such reasonable changes thereto as may be required by the Title Company in order to comply with the laws of the State of Florida) sufficient to convey to Purchaser good and indefeasible title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

               (iii) An Assignment and Assumption of Leases (the "Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C and made a part hereof for all purposes.

               (iv) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D and made a part hereof for all purposes.

               (v) Letters addressed to the tenants of the Property (the "Notice Letters") in the form attached hereto as Exhibit F and made a part hereof for all purposes or in such other form as may be mutually agreed upon by Seller and Purchaser.

               (vi) A Non-Foreign Affidavit in the form attached hereto as Exhibit E and made a part hereof for all purposes.

               (vii) All amounts owing to Purchaser by Seller under Article IX hereof.

               (viii) Evidence reasonably satisfactory to Purchaser and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

               (ix) Rent Roll prepared with respect to the Property in the form normally prepared by Seller which shall be certified as being true and correct in all material respects as of a date not more than five (5) business days prior to Closing.

               (x) A recertification of the Seller's representations and warranties as set forth in Section 6.2 above, as being true and correct in all material respects as of Closing, but such recertification shall not extend the survival period of such representations and warranties, beyond that otherwise set forth herein.

               (xi) A consent letter from Existing Lender consenting to the terms of the transaction contemplated by this Contract, acknowledging the current outstanding principal balance of the First Note, the Second Note and the other Existing Loan Documents and stating the amount of funds held by Existing Lender in any escrow, reserve, capital improvement or similar accounts pursuant to the terms of the Existing Loan Documents or otherwise.

               (xii) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.
     (b)  Purchaser.     At the Closing, Purchaser shall deliver to the Title
          Company, for recording or delivery to Seller, as applicable, each of the following items:

               (i) Current Funds in an amount equal to the sum of (A) the cash portion of the Purchase Price payable pursuant to Section 2.1(a) hereof, (B) the aggregate balance of all amounts held in the Existing Escrow Accounts as of the Closing Date, and (C) such additional funds as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

               (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

               (iii)     The Bill of Sale, duly executed by Purchaser.

               (iv) Evidence reasonably satisfactory to Seller and the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

                (v) The Notice Letters duly executed by Purchaser.

               (vi) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

     8.3 Costs of Closing. Except as otherwise herein provided, any and all recording fees, documentary and deed stamp taxes, transfer taxes, and any and all costs relating to the issuance of a standard ALTA title policy (but excluding the charges for any endorsements thereto, which charges shall be paid by Purchaser) shall all be paid by Seller. Any and all costs and expenses, including, without limitation, recording costs, loan fees, the Existing Lender's attorneys' fees, documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments, relating to
(a) obtaining the Existing Lender's approval to the transaction contemplated by this Contract, and/or (b) any financing obtained by Purchaser for the purchase of the Property, shall be borne and paid exclusively by Purchaser (subject to the limitations on Purchaser's obligations to pay the Existing Lender's fees, costs and expenses as set forth in Section 2.2 of this Contract). Seller and Purchaser shall each pay one-half (1/2) of any escrow fees charged by the Title Company. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring same, unless otherwise expressly provided in this Contract.

     8.4 Prorations. All normal and customarily proratable items, including, without limitation, prepaid rents, operating expenses and leasing commissions, other expenses and fees, and payments relating to any Service Contracts or other agreements affecting the Property which survive the Closing, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied Deposits under Tenant Leases, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valorem, personal property taxes or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the Closing Date, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. The proration shall be final and unadjustable except as provided in the following paragraph. The provisions of this Section 8.4 shall survive the Closing.

     If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one hundred twenty (120) days after the Closing Date; provided, that with respect to ad valorem real and personal property taxes, the Proration Period shall be from the Closing Date until the earlier of (i) thirty (30) days after delivery of the respective tax bill, or (ii) December 31, 1998. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

     8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its contracts with such utility companies that provide services to the Property.

     8.6  Delinquent Rent.

           (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time on or after the Closing Date, and (B) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. The provisions of this Section 8.6(a) shall survive the Closing.

          (b) Collection of Delinquent Rent. After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, provided, however, such right shall not include the commencement or continuation of legal actions or proceedings against any Tenant (but Seller may notify credit reporting agencies of delinquencies by such Tenants), and the delivery of the Assignment of Leases [as defined in Section 8.2(a)(iii)] shall not constitute a waiver by Seller of such right. Subject to the limitations set forth in the preceding sentence, Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collection such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller. The provisions of this Section 8.6(b) shall survive the Closing.

                                 ARTICLE IX.

                           CONDEMNATION OR CASUALTY

     9.1  Condemnation.

          (a) In the event that all or any substantial portion of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any substantial portion of the Property, (i) Seller shall notify Purchaser of such action promptly upon Seller's learning of such action, and (ii) Purchaser may elect to terminate this Contract by written notice thereof to the other party within ten (10) days after Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding. If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof and assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price. In the event less than a substantial portion of the Property shall be taken or conveyed as explained in this Section 9.1(a), then the parties shall proceed in accordance with the second sentence in this Section 9.1(a).

           (b) For the purpose of this Section 9.1(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $350,000.00. The foregoing provision shall survive the Closing.

     9.2  Casualty.

          (a) In the event that all or any substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing,
     (i) Seller shall notify Purchaser of such casualty promptly upon Seller's learning of such casualty, (ii) Purchaser may terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the casualty. If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property to the extent that immediate repairs are reasonably necessary) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and the Purchase Price shall be reduced by the aggregate amount of any deductibles applicable under such insurance policies with respect to such casualty loss. In the event less than a substantial portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this
     Section 9.2(a).

          (b) For the purposes of Section 9.2(a), a "substantial portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $350,000.00. The foregoing provision shall survive the Closing.

                                  ARTICLE X.

                            DEFAULTS AND REMEDIES

     10.1 Default by Purchaser. If Seller shall not be in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly set forth in Section 4.4, Section 5.2 or Article IX hereof or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in Section 7.1 hereof, Seller shall, as its sole and exclusive remedy, terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Seller shall be entitled to receive or retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, in the event of Purchaser's breach of any indemnity, representation or warranty which by the terms of this Contract survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default; provided, that in no event shall Purchaser be liable to Seller for any punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

     10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, Purchaser may, at Purchaser's sole option and as its sole and exclusive remedies, either (a) terminate this Contract in which event neither party shall have any further rights, duties or obligations hereunder except for provisions of this Contract which expressly survive the termination hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller and recover the costs of enforcing such action. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit. Notwithstanding anything contained in this Section to the contrary, in the event of Seller's breach of any indemnity, representation or warranty which by the terms of this Contract survives the Closing or termination of this Contract, Purchaser shall have any and all rights and remedies available at law by reason of such default; provided, that in no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages or damages for loss of opportunity or loss of profit.

     10.3 Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for its reasonable attorneys' fees.
                                 ARTICLE XI.

                            BROKERAGE COMMISSIONS

     11.1 Brokerage Commission. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller. Purchaser agrees to indemnify Seller and hold Seller harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or paid or incurred by Seller by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing.

                                 ARTICLE XII.

                      CERTAIN OBLIGATIONS OF THE PARTIES

     12.1 Operation of the Property Prior to the Closing. Between the Effective Date and the Closing Date, Seller shall:

          (a) lease, operate, manage and enter into contracts with respect to the Property, in the same manner done by Seller prior to the date hereof;

          (b) maintain the Property in the condition in which it existed as of the date of this Contract, normal wear and tear excepted; not commit waste of or on the Property; operate the Property in a manner consistent with and in compliance with all applicable laws; and perform its obligations under the Leases, and the Service Contracts;

          (c) advise Purchaser of the commencement of any litigation, condemnation or other judicial or administrative proceedings affecting the Property of which Seller has current actual knowledge;

          (d) not enter into any contract with respect to or affecting the Property which would affect or bind Purchaser following the Closing Date, without Purchaser's prior written consent;

          (e) promptly advise Purchaser in writing of any changes in circumstances which would render the representations and warranties made by Seller herein false or misleading;

          (f) comply with all applicable laws affecting the conveyance of the Property, including, without limitation, any laws which require the giving of notice of the transaction contemplated by this Contract to Tenants or any association of Tenants; and

          (g) deliver to Purchaser (i) a revised Rent Roll in the event of any material changes to the Rent Roll previously delivered, (ii) copies of any written amendments to any Service Contracts after the Effective Date but prior to Closing, and (iii) copies of any written notices of any violations of law or threatened litigation received by Seller after the Effective Date but prior to Closing.

     12.2 Application for Operating Permit. Purchaser shall promptly apply to the applicable governmental authorities in the State of Florida for a permit to operate the mobile home park located on the Property, as contemplated by Florida Statutes Section 513.02. Purchaser shall provide Seller with a copy of its application promptly upon making the same and will provide Seller with any official actions with respect thereto within five (5) days after Purchaser's receipt of notice of the same. In the event that the Purchaser's application to operate the Property is not approved, and the permit obtained, by the Closing Date, Purchaser shall nonetheless be obligated to purchase the Property pursuant hereto, and the Purchaser shall bear any risk associated with not obtaining the permit to operate the mobile home park located on the Property.

     12.3 Purchaser's Special Representations and Warranties. Purchaser and Seller each warrant and represent to the other that the following statements are true for the purpose of demonstrating pursuant to Section 723.071(2), Florida Statutes (1996) that the owners of mobile homes within the Property have no right of first refusal to purchase the Property pursuant to Section 723.071(1), Florida Statutes (1996):

          (a) Seller has at no time requested, sought, or otherwise solicited Purchaser's purchase of the Property;

          (b) The negotiation of this Contract was initiated by Purchaser's unsolicited offer to purchase the Property; and

          (c) Purchaser was not made aware of the Property by any broker engaged by or advertising initiated by Seller, but only by Purchaser's own investigations.

     Purchaser agrees that at the request of Seller that it and its agents and representatives will sign affidavits and make other statements under oath attesting to the accuracy of the foregoing representations and warranties, and Purchaser shall indemnify, defend and hold Seller harmless for, from and against any claims, actions, causes of action, losses, damages, liabilities, costs and expenses suffered or incurred by Seller as a result of any such representations and warranties being false or incorrect. Purchaser has made the foregoing representations and warranties as material inducements to Seller to enter into this Contract, and the rescission or contradiction by Purchaser of these statements shall constitute a material default of this Contract. The obligations and liabilities of the Purchaser under this Section 12.3 shall survive the Closing or termination of this Contract.

                                ARTICLE XIII.

                                MISCELLANEOUS

     13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or
(c) facsimile transmission with confirmation of receipt to the party sending same, if a copy is deposited in the United States Mail as provided in 13.1(a) above. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

         If to Seller:   Whispering Pines AIP 6 Limited Partnership
                         One Insignia Financial Plaza
                         P.O. Box 1089
                         Greenville, South Carolina 29602
                         Attention:  James C. Hopke
                         Facsimile No.:  864/239-1066
                         Telephone No.:  864/239-2816
         With a copy to: Liechty & McGinnis, P.C.
                         10440 North Central Expressway, Suite 1100
                         Dallas, Texas 75231
                         Attention:  Lorne O. Liechty, Esq.
                         Facsimile No.:  214/265-0615
                         Telephone No.:  214/265-0008

         If to Purchaser:Hometown America, L.L.C.
                         Three First National Plaza
                         70 West Madison, Suite 4030
                         Chicago, Illinois 60602
                         Attention:  Vincent W. McBrien
                         Facsimile No.:  ______________
                         Telephone No.:  _____________

          With a copy to:Hopkins & Sutter
                         Three First National Plaza, Suite 4000
                         Chicago, Illinois 60602
                         Attention:  Scott A. Drane, Esq.
                         Facsimile No.:  312/558-7760
                         Telephone No.:  312/558-6587

          If to Title
          Company:       Chicago Title Insurance Company
                         1819 Main Street
                         Sarasota, Florida 34236
                         Attention: Ernie Wynn
                         Facsimile No.:  941/955-2017
                         Telephone No.:  941/955-7920

     13.2 GOVERNING LAW. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF FLORIDA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

     13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements (including, without limitation, the Access Agreement) and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

     13.5 Assignment. Except as provided in this Section 13.5, this Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller. Any assignment of this Contract by Purchaser other than as expressly permitted in this Section 13.5 shall, at Seller's option, be null and void and of no effect. In the event Seller consents to an assignment of this Contract by Purchaser, or if an assignment is made without Seller's consent, Purchaser shall not be released from any liability or obligations hereunder. Notwithstanding anything contained in this Contract, Purchaser may assign all of its right, title and interest in this Contract to any entity owned by or under common control with Purchaser. Any assignment permitted hereunder shall be effected by a written assignment and assumption agreement (reasonably satisfactory to Seller) between Purchaser and its assignee. Upon delivery of an executed original of such assignment and assumption agreement to Seller, the assignee shall become the "Purchaser" for all purposes of this Contract.

     13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

     13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

     13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

     13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

     13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

     13.11 Multiple Counterparts. To facilitate execution, this Contract may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Contract to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

     13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty from the date this Contract is fully executed up to the time of delivering the Special Warranty Deed transferring title to the Property to the Purchaser will be on the Seller and, thereafter, will be on the Purchaser.

     13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges receipt of an original of the Contract executed by Purchaser and Seller with all changes, if any, to the printed portion of this Contract initialed by Purchaser and Seller.

     13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time period is to expire, on a date that is not a business day, such event shall occur, or such time period shall expire, on the next succeeding business day.

     13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

     IN WITNESS WHEREOF, the undersigned have executed this Contract effective as of the Effective Date.

                              SELLER:

                              WHISPERING PINES AIP 6 LIMITED
                              PARTNERSHIP, a South Carolina limited
                              partnership

                              By:  AIP 6 GP Limited Partnership, a South
                                   Carolina limited partnership, its general
                                   partner

                                   By:  Angeles Realty Corporation II,
                                        a California corporation,
                                        its general partner


                                        By:  /s/Robert D. Long
                                             Its:  Vice President

                              Dated:  March 3, 1998


                              PURCHASER:

                              HOMETOWN AMERICA, L.L.C.,
                              a Delaware limited liability company


                              By:  /s/Andrew L. Gedo
                                   Its:  Vice President

                              Dated:  February 27, 1998